UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2016, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into two separate ATM Equity OfferingSM Sales Agreements (the “Sales Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and FBR Capital Markets & Co. (each, individually, an “Agent” and collectively, the “Agents”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $75,000,000 (the “Shares”), through the Agents either as agents or principals.

Subject to the terms and conditions of the Sales Agreements, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Sales Agreements. Sales of the Company’s common stock, if any, made under the Sales Agreements may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.

Under the terms of the Sales Agreements, the Company may also sell Shares to an Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to an Agent as principal, it will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from the offering for the repayment of debt and general corporate purposes, including future acquisitions. Each Sales Agreement provides that the applicable Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as Agent under the applicable Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-198157). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated May 9, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Sales Agreements contain customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties and termination provisions. Copies of the Sales Agreements are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and the descriptions of the material terms of the Sales Agreements in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated May 9, 2016, by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.2	ATM Equity OfferingSM Sales Agreement, dated May 9, 2016, by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc. and FBR Capital Markets & Co.

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: May 10, 2016